EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, hereby constitute and appoint Diane Fernandes, Anne G. Plimpton and Beverly Schafman, and each of  them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned and in its name, place and stead, to sign any Schedules 13D, reports on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership of Securities) and Form 5 (Annual Statement of Beneficial Ownership of Securities) relating to holdings of and transactions by the undersigned in securities of DynaVox Inc. and all amendments thereto, and to file the same, together with this power of attorney, with the Securities and Exchange Commission and the appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall be effective until such time as the undersigned delivers a written revocation thereof to the above-named attorneys-in-fact and agents.

Dated: March 7, 2011
SQUAM LAKE INVESTORS VI, L.P. By: BGPI, INC., its General Partner By: /w/ William Doherty Name: William Doherty Title: Vice President
BAIN & COMPANY, INC. By: /s/ James Spoto Name: James Spoto Title: Director of Accounting